As filed with the Securities and Exchange Commission on March 24, 2009
Registration No: 333-148828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

BELVEDERE SOCAL
(exact name of registrant as specified in its charter)

California	6021	20-8356735
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

One Maritime Plaza, Suite 825
San Francisco, California 94111
(415) 434-1236

(Address, including zip code and telephone number,
including area code, of registrant's principal and executive offices)

James Westfall
Belvedere SoCal
Chief Financial Officer
One Maritime Plaza, Suite 825
San Francisco, California 94111
(415) 434-1236

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
___________

copies to:

Kenneth E. Moore, Esq. Reitner, Stuart & Moore 1319 Marsh Street San Luis Obispo, CA 93401 (805) 545-8590

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerate filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☒

DEREGISTRATION OF COMMON STOCK

On January 24, 2008, Belvedere SoCal (the “Registrant”) filed a Form S-8 (File No. 333-14551) (the “S-8”), registering with the Securities and Exchange Commission (“SEC”), a total of 1,500,000 shares of its common stock, no par value (the “Shares”), in connection with the Registrant’s 2007 Equity Incentive Plan (the “Plan”).  No shares have been issued under the S-8.  The Registrant now desires to deregister 1,500,000 of the Shares, which is the balance of the Shares not sold.

The Registrant intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the S-8 to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold, the Registrant hereby amends the S-8 by deregistering 1,500,000 shares that remain unsold as of the close of business on the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement of Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on March 23, 2009.

Belvedere SoCal

By: /s/ James Westfall
James Westfall
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William B. Baribault
WILLIAM H. BARIBAULT	Chairman of the Board and Director	March 23, 2009

/s/ Alison Davis
ALISON DAVIS	Director	March 23, 2009

/s/ Justin Evans
JUSTIN EVANS	Director	March 23, 2009

/s/ Mary Lynn Lenz
MARY LYNN LENZ	Director	March 23, 2009

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